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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        ABBOTT LABORATORIES
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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ABBOTT LABORATORIES
          NOTICE OF
     ANNUAL MEETING
    OF SHAREHOLDERS
                AND
    PROXY STATEMENT
               1998

[ABBOTT LABORATORIES LOGO]
ABBOTT LABORATORIES
100 ABBOTT PARK ROAD
ABBOTT PARK, ILLINOIS 60064-3500 U.S.A.

COVER:

OSCAR AMEZQUITA, A MEXICO CITY DENTIST, SUFFERED FROM CHRONIC GASTROINTESTINAL PROBLEMS UNTIL THE CAUSE OF HIS CONDITION WAS DIAGNOSED AS HELICOBACTER PYLORI (H. PYLORI), A BACTERIUM THAT CAUSES ULCERS. TO ERADICATE THE H. PYLORI BACTERIUM AND HEAL THE ULCER, OSCAR'S DOCTOR PRESCRIBED A TRIPLE-THERAPY REGIMEN OF OGASTRO-REGISTERED TRADEMARK- (LANSOPRAZOLE), A PROTON PUMP INHIBITOR DRUG MARKETED BY ABBOTT IN LATIN AMERICA, AND TWO ANTIBIOTICS:
KLARICID-REGISTERED TRADEMARK- (CLARITHROMYCIN), MARKETED BY ABBOTT, AND AMOXICILLIN. (ABBOTT ALSO MARKETS LANSOPRAZOLE IN CANADA. THE DRUG IS MARKETED UNDER THE TRADEMARK PREVACID-REGISTERED TRADEMARK- IN THE UNITED STATES BY TAP PHARMACEUTICALS, ABBOTT'S JOINT VENTURE WITH TAKEDA CHEMICAL INDUSTRIES OF JAPAN.) WITHIN 10 DAYS OSCAR'S SYMPTOMS HAD DISAPPEARED, AND TODAY HE REMAINS ULCER FREE. HE AND HIS WIFE LETICIA TOUR THE ANCIENT AZTEC RUINS OF TEOTIHUACAN OUTSIDE OF MEXICO CITY.

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YOUR VOTE
IS IMPORTANT

PLEASE SIGN AND PROMPTLY RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at the corporation's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 24, 1998 at
9:00 a.m. for the following purposes:

(1) To elect 16 directors to hold office until the next
Annual Meeting or until their successors are elected (Item No. 1 on proxy card);

(2) To approve the 1998 Abbott Laboratories
Performance Incentive Plan (Item No. 2 on proxy card);

(3) To ratify the appointment of Arthur Andersen LLP as auditors of the corporation for 1998 (Item No. 3 on proxy card); and

(4) To transact such other business as may properly come before the meeting, including consideration of the shareholder proposal on the CERES Principles, if such proposal is presented at the meeting (Item No. 4 on proxy card).

The board of directors recommends that you vote FOR Items 1, 2, and 3 on the proxy card. The board of directors OPPOSES the shareholder proposal and recommends that you vote AGAINST Item 4 on the proxy card.

The close of business February 25, 1998, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you.

By order of the board of directors.

JOSE M. DE LASA
SECRETARY
March 10, 1998

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ABBOTT LABORATORIES
PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 24, 1998, at the corporation's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 10, 1998. The corporation will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of the corporation and its subsidiaries. The corporation has retained Georgeson &
Company Inc. to aid in the solicitation of proxies, at an estimated cost of $14,000 plus reimbursement for reasonable out-of-pocket expenses.

--------------------------------------------------

VOTING SECURITIES AND RECORD DATE

Shareholders of record at the close of business on February 25, 1998, will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 1998, the corporation had 764,456,112 outstanding common shares, which are the only outstanding voting securities.

--------------------------------------------------

VOTING OF PROXIES

A shareholder may vote in person, by a duly executed proxy, or through an authorized representative. The bylaws provide that a shareholder may authorize no more than three persons as proxies to attend and vote at the meeting. Proxies may be revoked at any time prior to the meeting. This may be done by written notice delivered to the secretary of the corporation, or by signing and delivering a proxy with a later date.

All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected.

Unless authority is withheld in accordance with instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 16 nominees hereinafter named. These

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shares may be voted cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all). Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 16 nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

Where a shareholder has specified a choice for or against the ratification of the 1998 Abbott Laboratories Performance Incentive Plan, the ratification of the appointment of Arthur Andersen LLP as auditors, or the approval of the shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted as specified. Where no choice has been specified, the proxy will be voted FOR ratification of the 1998 Abbott
Laboratories Performance Incentive Plan and Arthur Andersen LLP as auditors and
AGAINST the shareholder proposal.

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter. Abstentions and withheld votes have the effect of votes against a matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting.

It is the corporation's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed except: (i) where disclosure may be required by law or regulation,
(ii) where disclosure may be necessary in order for the corporation to assert or defend claims, (iii) where a shareholder writes comments on his or her proxy card, (iv) where a shareholder expressly requests disclosure, (v) to allow the inspectors of election to certify the results of a vote, or (vi) in limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not employees of the corporation.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

--------------------------------------------------

INFORMATION CONCERNING SECURITY OWNERSHIP

On January 31, 1998, the Abbott Laboratories Stock Retirement Trust, c/o Abbott
Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500, held
57,106,464 common shares (approximately 7.5 percent of the outstanding common shares) of the corporation. These shares were held for the individual accounts of approximately 35,250 employees and other plan participants who participate in the Abbott Laboratories Stock Retirement Plan. The Stock Retirement Trust is administered by both a trustee and three co-trustees. The trustee of the Trust is Putnam Fiduciary Trust Company. The co-trustees are G. P. Coughlan, T. C.
Freyman, and E. M. Walvoord, officers of the corporation. The voting power with respect to the shares owned by the Trust is held by and shared among the co-trustees. The co-trustees must solicit and follow voting instructions from the participants, if the co-trustees determine that a matter to be voted on at a shareholder meeting could materially affect the interests of participants. The individual participants have investment power over these shares, as provided by the terms of the Trust. The Trust Agreement is of unlimited duration. The co-trustees are also fiduciaries for certain other employee benefit trusts maintained by the corporation and have shared voting and/or investment power with respect to the 296,940 common shares (approximately .04 percent of the outstanding shares of the corporation) held by those trusts.

--------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors, which held six meetings in 1997, has four committees established in the corporation's bylaws: the executive committee, audit committee, compensation committee, and nominations and board affairs committee.

The executive committee, whose members are D. L. Burnham, chairman, H. L.
Fuller, W. D. Smithburg, J. R. Walter, and W. L. Weiss, did not hold any meetings in 1997. This committee may exercise all the authority of

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the board in the management of the corporation, except for matters expressly reserved by law for board action.

The audit committee, whose members are W. A. Reynolds, chairman, K. F. Austen,
D. A. Jones, D. A. L. Owen, B. Powell, Jr., and J. R. Walter, held two meetings in 1997. This committee provides advice and assistance regarding accounting, auditing, and financial reporting practices of the corporation. Each year, it recommends to the board a firm of independent public accountants to serve as auditors. The audit committee reviews with such auditors the scope and results of their audit, fees for services, and independence in servicing the corporation. The committee also meets with the corporation's internal auditors to evaluate the effectiveness of the work they perform.

The compensation committee, whose members are H. L. Fuller, chairman, B. Powell, Jr., A. B. Rand, W. D. Smithburg, and W. L. Weiss, held three meetings in 1997.
This committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

The nominations and board affairs committee, whose members are D. A. Jones, chairman, K. F. Austen, D. A. L. Owen, A. B. Rand, and W. A. Reynolds, held two meetings in 1997. This committee develops general criteria regarding the qualifications and selection of board members and officers, recommends candidates for such positions to the board of directors, and advises the board of directors with respect to the conduct of board activities, including assisting the board in the evaluation of the board's own performance. A shareholder may recommend persons as potential nominees for director or directly nominate persons for director by complying with the procedures on page 18.

The average attendance of all directors at board and committee meetings in 1997 was 98 percent.

--------------------------------------------------

INFORMATION CONCERNING NOMINEES FOR DIRECTORS
(ITEM NO. 1 ON PROXY CARD)

Sixteen directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees, except P. N. Clark,
R. L. Parkinson, Jr., R. S. Roberts, and M. D. White, are currently serving as directors.

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----------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS

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                          K. FRANK AUSTEN, M.D.                 AGE 69                 DIRECTOR SINCE 1983
                          PROFESSOR OF MEDICINE, HARVARD MEDICAL SCHOOL, BOSTON, MASSACHUSETTS
   [PHOTO1]               DR. AUSTEN IS THE THEODORE B. BAYLES PROFESSOR OF MEDICINE ON THE FACULTY OF
                          HARVARD MEDICAL SCHOOL. DR. AUSTEN IS A DIRECTOR OF HUMANA INC., A TRUSTEE OF
                          AMHERST COLLEGE AND A MEMBER OF THE NATIONAL ACADEMY OF SCIENCES AND OF THE
                          AMERICAN ACADEMY OF ARTS AND SCIENCES. HE HAS SERVED AS PRESIDENT OF THE AMERICAN
                          ASSOCIATION OF IMMUNOLOGISTS, THE AMERICAN ACADEMY OF ALLERGY AND IMMUNOLOGY, AND
                          THE ASSOCIATION OF AMERICAN PHYSICIANS.

                          DUANE L. BURNHAM                  AGE 56                  DIRECTOR SINCE 1985
                          CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, ABBOTT LABORATORIES
   [PHOTO2]               MR. BURNHAM JOINED ABBOTT IN 1982. HE WAS ELECTED VICE CHAIRMAN IN 1986, CHIEF
                          EXECUTIVE OFFICER IN 1989, AND CHAIRMAN OF THE BOARD IN 1990. MR. BURNHAM
                          RECEIVED BOTH HIS UNDERGRADUATE AND M.B.A. DEGREES FROM THE UNIVERSITY OF
                          MINNESOTA. HE SERVES AS A DIRECTOR OF NCR CORPORATION, NORTHERN TRUST
                          CORPORATION, SARA LEE CORPORATION, EVANSTON NORTHWESTERN HEALTHCARE, THE LYRIC
                          OPERA OF CHICAGO, AND THE HEALTHCARE LEADERSHIP COUNCIL; AS A TRUSTEE OF
                          NORTHWESTERN UNIVERSITY AND THE MUSEUM OF SCIENCE AND INDUSTRY; AS A MEMBER OF
                          THE BUSINESS ROUNDTABLE; AND AS CHAIRMAN OF THE CHICAGO COUNCIL ON FOREIGN
                          RELATIONS.

                          PAUL N. CLARK                      AGE 51                      DIRECTOR NOMINEE
                          EXECUTIVE VICE PRESIDENT, ABBOTT LABORATORIES
   [PHOTO3]               MR. CLARK JOINED ABBOTT IN 1984. HE WAS ELECTED SENIOR VICE PRESIDENT,
                          PHARMACEUTICAL OPERATIONS IN 1990 AND EXECUTIVE VICE PRESIDENT ON FEBRUARY 13,
                          1998. MR. CLARK RECEIVED HIS UNDERGRADUATE DEGREE FROM THE UNIVERSITY OF ALABAMA
                          AND HIS M.B.A. DEGREE FROM DARTMOUTH COLLEGE. HE SERVES AS A MEMBER OF THE BOARD
                          OF DIRECTORS OF LAKE FOREST HOSPITAL, THE COMPAQ COMPUTER'S BOARD OF ADVISORS,
                          AND THE NATIONAL BOARD OF VISITORS OF THE UNIVERSITY OF ALABAMA.

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                            H. LAURANCE FULLER                   AGE 59                   DIRECTOR SINCE 1988
                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AMOCO CORPORATION, CHICAGO, ILLINOIS (INTEGRATED
   [PHOTO4]                 PETROLEUM AND CHEMICALS COMPANY)
                            MR. FULLER WAS ELECTED PRESIDENT OF AMOCO CORPORATION IN 1983 AND CHAIRMAN AND CHIEF
                            EXECUTIVE OFFICER IN 1991. HE IS A MEMBER OF AMOCO CORPORATION'S EXECUTIVE COMMITTEE AND
                            HAS BEEN A DIRECTOR OF AMOCO SINCE 1981, WHEN HE BECAME EXECUTIVE VICE PRESIDENT. FROM
                            1978 UNTIL 1981, MR. FULLER WAS PRESIDENT OF AMOCO OIL COMPANY, WHICH WAS RESPONSIBLE FOR
                            AMOCO CORPORATION'S PETROLEUM REFINING, MARKETING, AND TRANSPORTATION OPERATIONS. HE IS A
                            DIRECTOR OF THE CHASE MANHATTAN CORPORATION AND THE CHASE MANHATTAN BANK, N.A., MOTOROLA,
                            INC., THE AMERICAN PETROLEUM INSTITUTE, AND THE REHABILITATION INSTITUTE OF CHICAGO; AND A
                            TRUSTEE OF THE ORCHESTRAL ASSOCIATION AND NORTHWESTERN UNIVERSITY.

                            THOMAS R. HODGSON                  AGE 56                  DIRECTOR SINCE 1985
                            PRESIDENT AND CHIEF OPERATING OFFICER, ABBOTT LABORATORIES
   [PHOTO5]                 MR. HODGSON JOINED ABBOTT IN 1972. HE WAS ELECTED EXECUTIVE VICE PRESIDENT IN 1985, AND
                            PRESIDENT AND CHIEF OPERATING OFFICER IN 1990. MR. HODGSON HAS A B.S. DEGREE FROM PURDUE
                            UNIVERSITY, AN M.S.E. DEGREE IN CHEMICAL ENGINEERING FROM THE UNIVERSITY OF MICHIGAN, AN
                            M.B.A. DEGREE FROM HARVARD BUSINESS SCHOOL, AND WAS AWARDED AN HONORARY DOCTORATE OF
                            ENGINEERING FROM PURDUE UNIVERSITY. HE SERVES AS A DIRECTOR OF CASE CORPORATION AND THE
                            ST. PAUL COMPANIES, INC., AS A TRUSTEE OF RUSH-PRESBYTERIAN-ST. LUKE'S MEDICAL CENTER AND
                            ON THE ENGINEERING VISITING COMMITTEE AT PURDUE UNIVERSITY.

                            DAVID A. JONES                    AGE 66                    DIRECTOR SINCE 1982
                            CHAIRMAN AND RETIRED CHIEF EXECUTIVE OFFICER, HUMANA INC., LOUISVILLE, KENTUCKY (HEALTH
   [PHOTO6]                 PLAN BUSINESS)
                            MR. JONES IS CO-FOUNDER OF HUMANA INC. AND SERVED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            SINCE ITS ORGANIZATION IN 1961 UNTIL HE RETIRED AS CHIEF EXECUTIVE OFFICER ON DECEMBER 1,
                            1997.

                            THE RT. HON. LORD OWEN CH              AGE 59              DIRECTOR SINCE 1996
                            PHYSICIAN, POLITICIAN, AND BUSINESSMAN, LONDON, UNITED KINGDOM
   [PHOTO7]                 DAVID OWEN IS A BRITISH SUBJECT. HE WAS A NEUROLOGIST AND RESEARCH FELLOW ON THE MEDICAL
                            UNIT OF ST. THOMAS' HOSPITAL, LONDON, FROM 1965 THROUGH 1968. HE SERVED AS A MEMBER OF
                            PARLIAMENT FOR PLYMOUTH IN THE HOUSE OF COMMONS FROM 1966 UNTIL HE RETIRED IN MAY OF 1992.
                            IN 1992, HE WAS CREATED A LIFE PEER AND WAS MADE A MEMBER OF THE HOUSE OF LORDS. IN AUGUST
                            OF 1992, THE EUROPEAN UNION, AS PART OF ITS PEACE SEEKING EFFORTS IN THE BALKANS,
                            APPOINTED HIM CO-CHAIRMAN OF THE INTERNATIONAL CONFERENCE ON FORMER YUGOSLAVIA. HE STEPPED
                            DOWN FROM THAT POST IN JUNE OF 1995. LORD OWEN WAS SECRETARY FOR FOREIGN AND COMMONWEALTH
                            AFFAIRS FROM 1977 TO 1979 AND MINISTER OF HEALTH FROM 1974 TO 1976. HE IS CURRENTLY A
                            DIRECTOR OF COATS VIYELLA PLC AND RICEMAN INVESTMENT SERVICES (BVI) LIMITED AND EXECUTIVE
                            CHAIRMAN OF MIDDLESEX HOLDINGS PLC.

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                            ROBERT L. PARKINSON, JR.                 AGE 47                 DIRECTOR NOMINEE
                            EXECUTIVE VICE PRESIDENT, ABBOTT LABORATORIES
   [PHOTO8]                 MR. PARKINSON JOINED ABBOTT IN 1976. HE WAS ELECTED VICE PRESIDENT, EUROPEAN OPERATIONS IN
                            1990, SENIOR VICE PRESIDENT, CHEMICAL AND AGRICULTURAL PRODUCTS IN 1993, SENIOR VICE
                            PRESIDENT, INTERNATIONAL OPERATIONS IN 1995, AND EXECUTIVE VICE PRESIDENT ON FEBRUARY 13,
                            1998. MR. PARKINSON RECEIVED BOTH HIS UNDERGRADUATE AND M.B.A. DEGREES FROM LOYOLA
                            UNIVERSITY OF CHICAGO. HE SERVES AS A MEMBER OF THE BOARD OF DIRECTORS OF NORTHWESTERN
                            MEMORIAL CORP.

                            BOONE POWELL, JR.                   AGE 61                   DIRECTOR SINCE 1985
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER, BAYLOR HEALTH CARE SYSTEM AND BAYLOR UNIVERSITY
   [PHOTO9]                 MEDICAL CENTER, DALLAS, TEXAS
                            MR. POWELL HAS BEEN ASSOCIATED WITH BAYLOR UNIVERSITY MEDICAL CENTER SINCE 1980 WHEN HE
                            WAS NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER. PRIOR TO JOINING BAYLOR, HE WAS PRESIDENT
                            OF HENDRICK MEDICAL CENTER IN ABILENE, TEXAS. MR. POWELL SERVES AS AN ACTIVE MEMBER OF
                            VOLUNTARY HOSPITALS OF AMERICA. HE IS A DIRECTOR OF COMERICA BANK-TEXAS, PHYSICIAN
                            RELIANCE NETWORK AND HEALTHWAY INTERACTIVE AND A FELLOW OF THE AMERICAN COLLEGE OF HEALTH
                            CARE EXECUTIVES. MR. POWELL IS A GRADUATE OF BAYLOR UNIVERSITY. HE RECEIVED A MASTER'S
                            DEGREE IN HOSPITAL ADMINISTRATION FROM THE UNIVERSITY OF CALIFORNIA.

                            ADDISON BARRY RAND                  AGE 53                  DIRECTOR SINCE 1992
                            EXECUTIVE VICE PRESIDENT, XEROX CORPORATION, STAMFORD, CONNECTICUT (DOCUMENT PROCESSING,
  [PHOTO10]                 INSURANCE AND FINANCIAL SERVICES COMPANY)
                            MR. RAND JOINED XEROX CORPORATION IN 1968. HE WAS ELECTED A CORPORATE OFFICER IN 1985,
                            NAMED PRESIDENT OF THE COMPANY'S U.S. MARKETING GROUP IN 1986, AND APPOINTED TO HIS
                            PRESENT POSITION IN 1992. MR. RAND EARNED A BACHELOR'S DEGREE FROM AMERICAN UNIVERSITY AND
                            MASTER'S DEGREES IN BUSINESS ADMINISTRATION AND MANAGEMENT SCIENCES FROM STANFORD
                            UNIVERSITY. HE HAS ALSO BEEN AWARDED SEVERAL HONORARY DOCTORATE DEGREES. MR. RAND SERVES
                            AS A DIRECTOR OF AMERITECH CORPORATION AND HONEYWELL, INC. HE IS ALSO A MEMBER OF THE
                            BOARD OF OVERSEERS OF THE ROCHESTER PHILHARMONIC ORCHESTRA AND A MEMBER OF THE STANFORD
                            UNIVERSITY GRADUATE SCHOOL OF BUSINESS ADVISORY COUNCIL. IN 1993 HE WAS ELECTED TO THE
                            NATIONAL SALES/MARKETING HALL OF FAME.

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                            W. ANN REYNOLDS, PH.D.                AGE 60                DIRECTOR SINCE 1980
                            PRESIDENT, THE UNIVERSITY OF ALABAMA AT BIRMINGHAM, BIRMINGHAM, ALABAMA
  [PHOTO11]                 IN 1997, DR. REYNOLDS WAS APPOINTED PRESIDENT OF THE UNIVERSITY OF ALABAMA AT BIRMINGHAM.
                            FROM 1990 TO 1997, SHE SERVED AS CHANCELLOR OF THE CITY UNIVERSITY OF NEW YORK. PRIOR TO
                            THAT, DR. REYNOLDS SERVED AS CHANCELLOR OF THE CALIFORNIA STATE UNIVERSITY, CHIEF ACADEMIC
                            OFFICER OF OHIO STATE UNIVERSITY AND ASSOCIATE VICE CHANCELLOR FOR RESEARCH AND DEAN OF
                            THE GRADUATE COLLEGE OF THE UNIVERSITY OF ILLINOIS MEDICAL CENTER. SHE ALSO HELD
                            APPOINTMENTS AS PROFESSOR OF ANATOMY, RESEARCH PROFESSOR OF OBSTETRICS AND GYNECOLOGY, AND
                            ACTING ASSOCIATE DEAN FOR ACADEMIC AFFAIRS AT THE UNIVERSITY OF ILLINOIS COLLEGE OF
                            MEDICINE. DR. REYNOLDS IS A GRADUATE OF EMPORIA STATE UNIVERSITY (KANSAS) AND HOLDS M.S.
                            AND PH.D. DEGREES IN ZOOLOGY FROM THE UNIVERSITY OF IOWA. SHE IS ALSO A DIRECTOR OF HUMANA
                            INC., MAYTAG CORPORATION, AND OWENS-CORNING FIBERGLAS CORP.

                            ROY S. ROBERTS                     AGE 58                     DIRECTOR NOMINEE
                            VICE PRESIDENT, GENERAL MOTORS CORPORATION (MANUFACTURER OF MOTOR VEHICLES) AND GENERAL
  [PHOTO12]                 MANAGER, PONTIAC-GMC DIVISION, PONTIAC, MICHIGAN
                            MR. ROBERTS WAS ELECTED VICE PRESIDENT OF GENERAL MOTORS CORPORATION AND GENERAL MANAGER
                            OF THE PONTIAC-GMC DIVISION IN FEBRUARY 1996. FROM OCTOBER 1992, WHEN HE WAS ELECTED A
                            CORPORATE OFFICER, TO FEBRUARY 1996 HE WAS GENERAL MANAGER OF THE GMC TRUCK DIVISION. MR.
                            ROBERTS FIRST JOINED GENERAL MOTORS CORPORATION IN 1977. MR. ROBERTS EARNED A BACHELOR'S
                            DEGREE FROM WESTERN MICHIGAN UNIVERSITY. HE SERVES AS A DIRECTOR OF BURLINGTON NORTHERN
                            SANTA FE CORPORATION AND VOLVO HEAVY TRUCK CORPORATION; AS TRUSTEE EMERITUS AT WESTERN
                            MICHIGAN UNIVERSITY; ON THE NATIONAL BOARD OF DIRECTORS AND EXECUTIVE COMMITTEE FOR THE
                            BOY SCOUTS OF AMERICA; AND ON THE NATIONAL BOARD OF THE COLLEGE FUND/UNCF.

                            WILLIAM D. SMITHBURG                 AGE 59                 DIRECTOR SINCE 1982
                            RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE QUAKER OATS COMPANY, CHICAGO,
  [PHOTO14]                 ILLINOIS (WORLDWIDE FOOD MANUFACTURER AND MARKETER OF BEVERAGES AND GRAIN-BASED PRODUCTS)
                            MR. SMITHBURG RETIRED FROM QUAKER OATS IN OCTOBER 1997. MR. SMITHBURG JOINED QUAKER OATS
                            IN 1966 AND BECAME PRESIDENT AND CHIEF EXECUTIVE OFFICER IN 1981, AND CHAIRMAN AND CHIEF
                            EXECUTIVE OFFICER IN 1983 AND ALSO SERVED AS PRESIDENT FROM NOVEMBER 1990 TO JANUARY 1993
                            AND AGAIN FROM NOVEMBER 1995. MR. SMITHBURG WAS ELECTED TO THE QUAKER BOARD IN 1978 AND
                            SERVED ON ITS EXECUTIVE COMMITTEE UNTIL HE RETIRED. HE IS ALSO A DIRECTOR OF NORTHERN
                            TRUST CORPORATION, CORNING INCORPORATED, AND PRIME CAPITAL CORP. HE IS A MEMBER OF THE
                            BOARD OF TRUSTEES OF NORTHWESTERN UNIVERSITY. MR. SMITHBURG EARNED A B.S. DEGREE FROM
                            DEPAUL UNIVERSITY AND AN M.B.A. DEGREE FROM NORTHWESTERN UNIVERSITY.

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

                            JOHN R. WALTER                    AGE 51                    DIRECTOR SINCE 1990
                            FORMER PRESIDENT AND CHIEF OPERATING OFFICER, AT&T CORPORATION, BASKING RIDGE, NEW JERSEY
  [PHOTO15]                 (TELECOMMUNICATIONS COMPANY); AND FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER, R.R.
                            DONNELLEY & SONS COMPANY (PRINTING COMPANY)
                            MR. WALTER SERVED AS PRESIDENT AND CHIEF OPERATING OFFICER OF AT&T CORPORATION FROM
                            OCTOBER 1996 UNTIL JULY 1997. PRIOR TO THAT TIME, MR. WALTER WAS CHAIRMAN AND CHIEF
                            EXECUTIVE OFFICER OF R.R. DONNELLEY & SONS COMPANY, A PRINTING COMPANY. MR. WALTER JOINED
                            R.R. DONNELLEY & SONS COMPANY IN 1969 AND WAS NAMED GROUP PRESIDENT IN 1985 AND EXECUTIVE
                            VICE PRESIDENT IN 1986. HE WAS ELECTED PRESIDENT IN 1987 AND CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER IN 1989. MR. WALTER WAS ELECTED TO THE DONNELLEY BOARD IN 1987 AND
                            SERVED ON ITS BOARD UNTIL OCTOBER OF 1996. HE HOLDS A BACHELOR'S DEGREE FROM MIAMI
                            UNIVERSITY OF OHIO. MR. WALTER SERVES AS A DIRECTOR OF DAYTON HUDSON CORPORATION, DEERE &
                            COMPANY, AND LASALLE PARTNERS AND AS A TRUSTEE OF THE ORCHESTRAL ASSOCIATION AND
                            NORTHWESTERN UNIVERSITY.

                            WILLIAM L. WEISS                   AGE 68                   DIRECTOR SINCE 1984
                            CHAIRMAN EMERITUS, AMERITECH CORPORATION, CHICAGO, ILLINOIS (TELECOMMUNICATIONS COMPANY)
  [PHOTO16]                 ON JANUARY 1, 1984, MR. WEISS BECAME CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF AMERITECH
                            CORPORATION AND SERVED IN THAT CAPACITY UNTIL JANUARY 1994 WHEN HE WAS NAMED CHAIRMAN OF
                            THE BOARD. HE HAS BEEN CHAIRMAN EMERITUS SINCE MAY 1994. PRIOR TO THAT, HE WAS CHAIRMAN
                            AND CHIEF EXECUTIVE OFFICER (1982-83) AND PRESIDENT AND CHIEF EXECUTIVE OFFICER (1981-82)
                            OF ILLINOIS BELL TELEPHONE COMPANY. PREVIOUSLY, HE WAS PRESIDENT OF INDIANA BELL TELEPHONE
                            COMPANY (1978-81) AND SERVED IN VARIOUS OTHER CAPACITIES WITH THE BELL SYSTEM. MR. WEISS
                            IS A DIRECTOR OF THE QUAKER OATS COMPANY, MERRILL LYNCH & CO., INC., AND TENNECO
                            CORPORATION. HE IS ALSO A TRUSTEE OF NORTHWESTERN UNIVERSITY, THE PENNSYLVANIA STATE
                            UNIVERSITY, THE ORCHESTRAL ASSOCIATION, AND THE MUSEUM OF SCIENCE AND INDUSTRY.

                            MILES D. WHITE                     AGE 42                     DIRECTOR NOMINEE
                            EXECUTIVE VICE PRESIDENT, ABBOTT LABORATORIES
  [PHOTO17]                 MR. WHITE JOINED ABBOTT IN 1984. HE WAS ELECTED VICE PRESIDENT, DIAGNOSTIC SYSTEMS
                            OPERATIONS IN 1993, SENIOR VICE PRESIDENT, DIAGNOSTIC OPERATIONS IN 1994, AND EXECUTIVE
                            VICE PRESIDENT ON FEBRUARY 13, 1998. MR. WHITE RECEIVED BOTH HIS BACHELOR'S DEGREE IN
                            MECHANICAL ENGINEERING AND M.B.A. DEGREE FROM STANFORD UNIVERSITY. HE SERVES AS A MEMBER
                            OF THE BOARD OF DIRECTORS OF THE HEALTH INDUSTRY MANUFACTURERS ASSOCIATION AND THE BOARD
                            OF TRUSTEES OF THE FIELD MUSEUM OF NATURAL HISTORY IN CHICAGO.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The compensation committee of the board of directors is composed entirely of directors who have never been employees of the corporation. The committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs.

The foundation of the executive compensation program is based on principles designed to align compensation with the corporation's business strategy, values and management initiatives. The program:

    - Integrates compensation programs which link total shareholder return with both the corporation's annual and long-term strategic planning and measurement processes.

    - Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the corporation as compared to that of industry performance levels.

    - Helps attract and retain key executives critical to the long-term success of the corporation.

The key components of the compensation program are base salary, annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn above average rewards when merited by individual and corporate performance.

The marketplace is defined by comparing the corporation to a group of major corporations with similar characteristics, including industry and technology emphasis. These companies are included in the Standard and Poor's Healthcare Composite Index. A select group of non-healthcare companies chosen for size and performance comparability to the corporation is used as a secondary source of comparison.

Using compensation survey data from the comparison groups, a target for total compensation and each of its elements -- base, incentive, and equity-based compensation -- is established. The intent is to deliver total compensation that will be in the upper range of pay practices of peer companies when merited by the corporation's performance. To achieve this objective, a substantial portion of executive pay is delivered through performance-related variable compensation programs which are based upon achievement of the corporation's goals. Each year the committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

In 1997, total compensation was paid to executives based on individual performance and on the extent to which the business plans for their areas of responsibility were achieved or exceeded. On balance, performance goals were substantially met or exceeded and therefore compensation was paid accordingly.

Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience, and potential for advancement as well as by the performance of the corporation. While many aspects of performance can be measured in financial terms, the committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees, and the exercise of leadership within the industry and in the communities that Abbott serves. All of these factors were collectively taken into account by management and the compensation committee in determining the appropriate level of base compensation and annual increases.

The Abbott Management Incentive Plan is designed to reward executives when the corporation achieves certain financial objectives and when each executive's area of responsibility meets its predetermined goals. These goals include financial elements such as profitability, total sales, and basic earnings per share and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources. Each year, individual incentive targets are established for incentive plan participants based on competitive survey data from the group of companies discussed above. As noted above, targets are set to deliver total compensation between the mid and upper range of competitive practice as warranted by corporate performance. For 1997, 40% of the target award was earned for achievement of the corporation's basic earning per share goal. The remainder of the targeted incentive was earned based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above.

The corporation has provided forms of equity participation as a key part of its total program for motivating and rewarding executives and managers for many years. Grants of stock options and restricted stock have provided an important part of the equity link to

--------------------------------------------------------------------------------
9
shareholders. Through these vehicles, the corporation has encouraged its executives to obtain and hold the corporation's stock. Targeted award ranges for stock options and restricted stock opportunities are determined taking into account competitive practice among the comparison companies noted above. Equity participation targets are set based on established salary ranges and level of performance. As noted above, the target ranges are established such that equity participation opportunities will be in the mid-to-upper range of pay practices of peer companies when merited by corporation and individual performance.

Actual individual awards are determined based on the established competitive target range and the committee's overall assessment of individual performance. The committee considers the amounts of options and restricted stock previously granted and the aggregate size of current awards in deciding to award additional options and restricted stock.

In 1997, the committee granted Mr. Burnham, the corporation's Chairman and Chief Executive Officer, a base salary increase of 4.0% which was consistent with the corporation's established merit increase program. As reflected in the corporation's financial statements, Abbott's performance in 1997 included 7.9% growth in sales, and 12.9% growth in basic earnings per share. In light of this performance and their overall assessment of his performance, the committee determined to grant Mr. Burnham a bonus, stock options and restricted stock.

It is the committee's policy to establish and maintain compensation programs for executive officers which operate in the best interests of the corporation and its stockholders in achieving the corporation's long-term business objectives. To that end, the committee continues to assess the impact of the Omnibus Budget Reconciliation Act of 1993 on its executive compensation strategy and take action to assure that appropriate levels of deductibility are maintained. As a result, shareholders are being asked to approve a new Performance Incentive Plan for the Chairman and Chief Executive Officer, the President and Chief Operating Officer and Senior Officers of the corporation that is designed to meet the performance-based compensation criteria of the Omnibus Budget Reconciliation Act of 1993 and to permit deductibility of awards paid under the Performance Incentive Plan.

COMPENSATION COMMITTEE

H. L. Fuller, chairman, B. Powell, Jr., A. B. Rand, W. D. Smithburg and W. L. Weiss.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Summary Compensation Table

The following table summarizes compensation earned in 1997, 1996, and 1995 by the Chief Executive Officer and the five other most highly paid executive officers (the "named officers") in 1997.

                                              Annual Compensation          Long-term Compensation
                                       ---------------------------------  -------------------------
                                                                Other     Restricted    Securities
                                                                Annual       Stock      Underlying      All Other
Name and                                Salary                 Compen-     Award(s)      Options/        Compen-
Principal Position               Year     ($)     Bonus ($)   sation ($)    ($)(1)       SARs (#)     sation ($)(6)
-------------------------------------------------------------------------------------------------------------------
Duane L. Burnham                 1997  $877,769   $1,175,000  $ 593,916   $2,335,000(2)  225,000      $    32,661
Chairman of the Board,                                                                    57,788(5)
Chief Executive Officer          1996   846,923    1,055,000    518,747   1,310,625(3)   210,000           30,013
and Director                     1995   818,269    1,000,000    413,422          0       195,000           26,987
-------------------------------------------------------------------------------------------------------------------
Thomas R. Hodgson                1997   628,631      850,000    209,422   1,751,250(2)   160,000           24,089
President,                                                                                35,122(5)
Chief Operating Officer          1996   606,554      755,000    148,555    733,950(3)    132,000           22,179
and Director                     1995   585,919      725,000    109,061          0       130,000           19,941
-------------------------------------------------------------------------------------------------------------------
Gary P. Coughlan                 1997   445,385      450,000    191,025   1,167,500(2)    40,000           16,177
Senior Vice President,                                                                    68,818(5)
Finance and Chief                1996   430,384      430,000    137,999          0        50,000           14,863
Financial Officer                1995   416,923      400,000    104,237          0        40,000           13,399
-------------------------------------------------------------------------------------------------------------------
Paul N. Clark                    1997   393,654      475,000      4,557   1,167,500(2)    40,000           14,560
Executive Vice President                                                                  86,330(5)
and Director Nominee             1996   378,654      440,000      1,156          0        50,000           15,119
                                 1995   361,692      415,000        875          0        40,000           13,032
-------------------------------------------------------------------------------------------------------------------
Robert L. Parkinson, Jr.         1997   393,654      475,000     18,868   1,167,500(2)    40,000           14,910
Executive Vice President                                                                  53,723(5)
and Director Nominee             1996   372,500      395,000     18,494          0        50,000           13,453
                                 1995   301,385      365,000      1,572    199,375(4)     40,000           10,130
-------------------------------------------------------------------------------------------------------------------
Miles D. White                   1997   393,654      475,000     34,082   1,167,500(2)    40,000           16,659
Executive Vice President                                                                  18,671(5)
and Director Nominee             1996   370,769      350,000      1,387          0        50,000           14,285
                                 1995   297,115      350,000          0          0        40,000           10,630
-------------------------------------------------------------------------------------------------------------------

TABLE FOOTNOTES

(1) The number and value of restricted shares held, respectively, as of December 31, 1997, were as follows: D. L. Burnham - 60,000 / $3,930,000; T.
     R. Hodgson - 41,200 / $2,698,600; G. P. Coughlan - 20,000 / $1,310,000; P.
     N. Clark - 20,000 / $1,310,000; R. L. Parkinson, Jr. - 29,000 / $1,899,500;
     and M. D. White - 32,000 / $2,096,000. The officers receive all dividends paid on these shares.

(2) The number of shares covered by these awards are 40,000 for D. L. Burnham; 30,000 for T. R. Hodgson; 20,000 for G. P. Coughlan; 20,000 for P. N. Clark; 20,000 for R. L. Parkinson, Jr.; and 20,000 for M. D. White. The shares vest on February 14, 2002.

(3) The number of shares covered by these awards are 30,000 for D. L. Burnham and 16,800 for T. R. Hodgson. These awards vest in three equal installments. The first and second installments vested on January 2, 1997, and January 2, 1998. The third installment will vest on January 4, 1999.

(4)  The number of shares covered by this award is 5,000.

(5) These options are replacement stock options. They are described in the table captioned "Option/SAR Grants in Last Fiscal Year" on page 12.

(6) Employer contributions made to the Stock Retirement Plan and made or accrued with respect to the 401(k) Supplemental Plan.

--------------------------------------------------------------------------------
11

--------------------------------------------------------------------------------

Stock Options

The following tables summarize the named officers' stock option activity during 1997.

                     Option/SAR Grants in Last Fiscal Year

                                        Individual Grants
--------------------------------------------------------------------------------------------------   Potential Realizable Value at
                                                 % of Total                                          Assumed Annual Rates of Stock
                                               Options/ SARs                                         Price Appreciation for Option
                      Number of Securities       Granted to                                                    Term (3):
                      Underlying Options/       Employees in       Exercise or Base     Expiration  --------------------------------
Name                  SARs Granted (#)(1)       Fiscal Year          Price ($/Sh.)         Date              5% ($)          10% ($)
------------------------------------------------------------------------------------------------------------------------------------
Duane L. Burnham             225,000(2)                                  $58.38          02/13/07        $8,260,845      $20,934,604
  Replacement                 57,788                 4.0%                 63.50          02/08/06         1,941,796        4,747,061
    Options:
------------------------------------------------------------------------------------------------------------------------------------
Thomas R. Hodgson            160,000(2)                                   58.38          02/13/07         5,874,379       14,886,830
  Replacement                 35,122                 2.8                  62.32          02/08/06         1,174,410        2,878,442
    Options:
------------------------------------------------------------------------------------------------------------------------------------
Gary P. Coughlan              40,000(2)                                   58.38          02/13/07         1,468,595        3,721,707
  Replacement                 10,606                 1.5                  65.54          05/03/00            90,409          188,029
    Options:                   6,018                                      65.54          06/07/00            51,299          106,691
                              17,075                                      65.54          04/11/01           202,307          430,001
                              35,119                                      65.54          04/09/02           551,985        1,203,015
------------------------------------------------------------------------------------------------------------------------------------
Paul N. Clark                 40,000(2)                                   58.38          02/13/07         1,468,595        3,721,707
  Replacement                  2,016                 1.8                  64.36          06/07/00            17,591           36,667
    Options:                  15,241                                      64.36          04/11/01           177,327          376,905
                              56,464                                      64.36          04/09/02           871,498        1,889,373
                              12,609                                      64.36          04/27/05           353,206          833,155
------------------------------------------------------------------------------------------------------------------------------------
Robert L. Parkinson,          40,000(2)                                   58.38          02/13/07         1,468,595        3,721,707
Jr.
  Replacement                  3,956                 1.3                  67.98          04/11/01            48,616          103,333
    Options:                  28,375                                      67.98          04/09/02           450,866          979,942
                              16,739                                      67.98          02/11/03           328,909          731,362
                               4,653                                      67.98          04/27/05           137,672          324,746
------------------------------------------------------------------------------------------------------------------------------------
Miles D. White                40,000(2)                                   58.38          02/13/07         1,468,595        3,721,707
  Replacement                  1,546                  .8                  63.82          04/09/02            23,662           51,569
    Options:                   2,540                                      63.82          06/04/02            40,845           89,472
                               9,937                                      63.82          04/15/03           191,400          428,027
                               4,648                                      63.82          06/30/04           112,810          260,403
------------------------------------------------------------------------------------------------------------------------------------

Gain for all Shareholders at Assumed Rates for Appreciation (4):                                    $31,475,019,201  $79,763,878,393
---------------------------------------------------------------------------------------------------------------------------------

TABLE FOOTNOTES

(1) Limited stock appreciation rights have been granted in tandem with these options. These rights are only exercisable for 60 days following a change in control of the corporation. Upon exercise, the optionee must surrender the related option and will receive a payment, in cash, in an amount equal to the difference between the option's price and the fair market value of the shares subject to the option. These options contain a replacement option feature. When the option's exercise price is paid (or, in the case of non-qualified stock options, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with shares of the corporation's common stock, a replacement option is granted for the number of shares used to make that payment. The replacement option has an exercise price equal to the market value of the corporation's common stock on the date of the original option's exercise and a term expiring on the expiration date of the original option.

(2) One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price.
(4) Amounts were determined using total shares outstanding at December 31, 1997 of 764,094,053 and December 31, 1997 closing market price of $65.50 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values

                                                                 Number of Securities
                                                                      Underlying         Value of Unexercised
                                                                     Unexercised             In-the-Money
                                                                   Options/SARs at          Options/SARs at
                                                                      FY-end (#)              FY-end ($)
                                Shares Acquired      Value           Exercisable/            Exercisable/
Name                            on Exercise (#)   Realized ($)      Unexercisable            Unexercisable
---------------------------------------------------------------------------------------------------------------
Duane L. Burnham                   140,636         4$,500,795     793,822 / 430,000     $27,072,534 / $6,770,525
---------------------------------------------------------------------------------------------------------------
Thomas R. Hodgson                   60,507         1,405,592      495,294 / 291,333     16,944,807 /  4,472,983
---------------------------------------------------------------------------------------------------------------
Gary P. Coughlan                   124,841         5,016,300       79,819 / 155,484      2,367,797 /  1,505,931
---------------------------------------------------------------------------------------------------------------
Paul N. Clark                      215,208         8,728,369       46,870 / 172,996      1,474,022 /  1,623,517
---------------------------------------------------------------------------------------------------------------
Robert L. Parkinson, Jr.            93,870         3,671,749       52,246 / 140,389      1,513,464 /  1,444,167
---------------------------------------------------------------------------------------------------------------
Miles D. White                      27,783         1,010,877       69,166 / 105,337      2,040,487 /  1,493,038
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Annuity Retirement Plan

The corporation and certain subsidiaries maintain a defined benefit pension plan known as the Abbott Laboratories Annuity Retirement Plan covering most employees in the United States, age 21 or older. Pension benefits are generally based on service and eligible earnings for the 60 consecutive months within the final 120 months of employment for which eligible earnings were highest. Pension benefits are partially offset for Social Security benefits.

The following table shows the estimated annual benefits payable to employees upon normal retirement. The amounts shown are computed on a straight life annuity basis without giving effect to Social Security offsets and include supplemental benefits under a nonqualified supplement pension plan.

--------------------------------------------------------------------------------

Pension Plan Table

                                 Years of Service
-------------  -----------------------------------------------------
Remuneration      15         20         25         30         35
-------------  -----------------------------------------------------
$    900,000   $ 303,750  $ 405,000  $ 472,500  $ 499,500  $ 499,500
   1,100,000     371,250    495,000    577,500    610,500    610,500
   1,300,000     438,750    585,000    682,500    721,500    721,500
   1,500,000     506,250    675,000    787,500    832,500    832,500
   1,700,000     573,750    765,000    892,500    943,500    943,500
   1,900,000     641,250    855,000    997,500  1,054,500  1,054,500
   2,100,000     708,750    945,000  1,102,500  1,165,500  1,165,500
   2,300,000     776,250  1,035,000  1,207,500  1,276,500  1,276,500
   2,500,000     843,750  1,125,000  1,312,500  1,387,500  1,387,500
   2,700,000     911,250  1,215,000  1,417,500  1,498,500  1,498,500
   2,900,000     978,750  1,305,000  1,522,500  1,609,500  1,609,500
   3,100,000   1,046,250  1,395,000  1,627,500  1,720,500  1,720,500
-------------  -----------------------------------------------------

The table above covers the aggregate pension accrued under both the Annuity Retirement Plan and the supplemental pension plan. The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 11 and, for D.L. Burnham and T. R. Hodgson, the restricted stock awards vesting during the year ($436,875 and $244,650, respectively, for 1997). Pensions accrued under the Annuity Retirement Plan are funded through the Abbott Laboratories Annuity Retirement Trust, established on behalf of all participants in that plan. Pensions accrued under the nonqualified supplemental pension plan with present values exceeding $100,000 are funded through individual trusts established on behalf of the officers who participate in that plan. During 1997, the following amounts, less applicable tax withholdings, were deposited in such individual trusts established on behalf of the named officers: D. L. Burnham, $1,266,816; T. R. Hodgson, $264,666; G. P. Coughlan, $61,447; P. N. Clark,
$1,407,597; R. L. Parkinson, Jr., $156,823; and M. D. White, $65,476. As of
December 31, 1997, the years of service credited under the Plan for the named officers were as follows: D. L. Burnham - 15; T. R. Hodgson - 25; G. P. Coughlan -7; P. N. Clark - 13; R. L. Parkinson, Jr. - 21; and M. D. White - 13.

--------------------------------------------------------------------------------

Compensation of Directors

Employees of the corporation are not compensated for serving on the board or board committees. Non-employee directors are compensated under the Abbott Laboratories Non-Employee Directors' Fee Plan in the amounts of $4,167 for each month of service as director and $667 for each month of service as a chairman of a board committee ($1,600 for each month of service as chairman of the executive committee).

Fees earned under this Plan are paid in cash to the director, paid in the form of non-qualified stock options, or deferred (as a non-funded obligation of the corporation or paid into a secular trust established by the director) until payments commence (generally at age 65 or upon retirement from the board of directors). If the fees are deferred, the director may elect to have the fees credited to a stock equivalent account under which the fees accrue the same return they would have earned

--------------------------------------------------------------------------------
13
if invested in common shares of the corporation. Interest is accrued annually on deferred fees not credited to a stock equivalent account.

If a non-employee director elects to receive any or all of his or her directors' fees in the form of non-qualified stock options, the fees covered by that election are converted into stock options based upon an independent appraisal of the value of the options. The Abbott Laboratories 1996 Incentive Stock Program was amended in 1997 to provide that these options be granted annually, on the date of the annual shareholder meeting. Prior to its amendment, the Program provided that the options be granted on the date the corresponding fees would otherwise have been paid. The options have a purchase price equal to the fair market value of the shares covered by the option on the grant date. An option may be exercised during the ten year period following its grant and provides for the automatic grant of a replacement stock option if all or any portion of its exercise price is paid by delivery of common shares of the corporation. The replacement stock option covers the number of shares surrendered to pay the original stock option's exercise price, has an exercise price equal to the fair market value of such shares on the date the replacement stock option is granted, is exercisable in full six months from the date of grant, and expires on the expiration date of the original stock option.

Under the Program, each non-employee director who is elected to the board of directors at the annual shareholder meeting receives a restricted stock award with a fair market value on the date of the award closest to, but not exceeding, twenty-two thousand dollars for 1997 and forty-seven thousand dollars for 1998. In 1997, this was 373 shares. The non-employee directors are entitled to vote these shares and receive all dividends paid on the shares. The shares are nontransferable prior to termination, retirement from the board, death, or a change in control of the corporation.

Prior to its amendment in 1997, the Abbott Laboratories Non-Employee Directors' Fee Plan provided for retirement benefits consisting of the payment of an amount equal to the monthly director's fee in effect on the date the director retired (or, for a director who died, the fee in effect on the date of death) for a period equal to his or her service on the board to a maximum of 120 months. In return for the retirement benefit, the director agreed to provide consulting services to the board. In 1997, the board of directors amended the Plan to stop the accrual of additional retirement benefits. Each of the non-employee directors was credited with 120 months of service and given a choice between having his or her accrued retirement benefit frozen or having its present value converted into stock equivalent units. The stock equivalent units accrue the same return as would have been earned if the present value of those retirement benefits had been invested in common shares of the corporation. These retirement benefits are non-funded obligations of the corporation.

In 1997, K. F. Austen, a non-employee director, performed services for the corporation pursuant to a consulting agreement in the areas of research and development, new technology, and immunopharmacology. The consulting agreement, which expires on March 31, 1999, provides that the fees he earns under the agreement may receive the same treatment as fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan. In 1997, Dr. Austen received $50,000 for his consulting services.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Performance Graph

The following graph compares the change in the corporation's cumulative total shareholder return on its common shares with the Standard and Poor's 500 Stock Index and the Standard and Poor's Healthcare Composite Index.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                                                           ABBOTT LABORATORIES
1992                                                                                                   $100.00
1993                                                                                                     99.93
1994                                                                                                    112.86
1995                                                                                                    147.08
1996                                                                                                    183.12
1997                                                                                                    240.48
ASSUMING $100 INVESTED ON 12/31/92 WITH DIVIDENDS REINVESTED

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                                                                                             S&P HEALTHCARE COMPOSITE     S&P 500
1992                                                                                                          $100.00     $100.00
1993                                                                                                            91.60      110.08
1994                                                                                                           103.61      111.53
1995                                                                                                           163.55      153.45
1996                                                                                                           197.49      188.68
1997                                                                                                           283.82      251.63
ASSUMING $100 INVESTED ON 12/31/92 WITH DIVIDENDS REINVESTED

--------------------------------------------------------------------------------

Security Ownership of Executive Officers and Directors

The table below reflects the numbers of common shares beneficially owned by the directors, director nominees, named officers, and all directors and executive officers of the corporation as a group as of January 31, 1998. It also reflects the number of equivalent stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan described on pages 13 and 14 and by K. F. Austen under the consulting agreement described on page 14.

---------------------------------------------------------------------
                                   SHARES BENEFICIALLY
                                    OWNED, EXCLUDING       EQUIVALENT
NAME                                 OPTIONS (1)(2)       STOCK UNITS
---------------------------------------------------------------------
K. Frank Austen, M.D.                     11,247               7,765
---------------------------------------------------------------------
Duane L. Burnham                         684,528                   0
---------------------------------------------------------------------
Paul N. Clark                            193,213                   0
---------------------------------------------------------------------
Gary P. Coughlan                         119,192                   0
---------------------------------------------------------------------
H. Laurance Fuller                        15,315              16,326
---------------------------------------------------------------------
Thomas R. Hodgson                        464,676                   0
---------------------------------------------------------------------
David A. Jones                           148,311              43,748
---------------------------------------------------------------------
The Lord Owen CH                           1,920                   0
---------------------------------------------------------------------
Robert L. Parkinson, Jr.                 112,428                   0
---------------------------------------------------------------


---------------------------------------------------------------------
                                   SHARES BENEFICIALLY
                                    OWNED, EXCLUDING       EQUIVALENT
NAME                                 OPTIONS (1)(2)       STOCK UNITS
---------------------------------------------------------------------
Boone Powell, Jr.                         11,997              26,850
---------------------------------------------------------------------
Addison Barry Rand                         5,487                   0
---------------------------------------------------------------------
W. Ann Reynolds, Ph.D.                    12,740              26,509
---------------------------------------------------------------------
Roy S. Roberts                             1,000                   0
---------------------------------------------------------------------
William D. Smithburg                      20,812              40,543
---------------------------------------------------------------------
John R. Walter                             9,042              12,038
---------------------------------------------------------------------
William L. Weiss                          24,047               4,717
---------------------------------------------------------------------
Miles D. White                            69,178                   0
---------------------------------------------------------------------
All directors, director
nominees, and executive
officers as a group (3)(4)             3,118,355             178,496
---------------------------------------------------------------

TABLE FOOTNOTES

(1) The table excludes unexercised option shares which are exercisable within 60 days after January 31, 1998 as follows: D. L. Burnham, 212,395; P. N. Clark, 76,871; G. P. Coughlan, 109,820; H. L. Fuller, 4,820; T. R. Hodgson,
    592,628; R. L. Parkinson, Jr., 82,247; W. A. Reynolds, 5,162; W. D.
    Smithburg, 4,792; J. R. Walter, 4,792; W. L. Weiss, 4,687; M. D. White, 99,167; and all directors and executive officers as a group 1,924,368.

(2) The table includes the shares held in the named officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: D. L. Burnham, 5,818;
    G. P. Coughlan, 4,509; T. R. Hodgson, 27,782; P. N. Clark, 4,076; R. L.
    Parkinson, Jr., 12,211; M. D. White, 4,826 all executive officers as a group, 205,684. Each officer has shared voting power and sole investment power with the respect to the shares held in his account.

(3) G. P. Coughlan is a fiduciary of several employee benefit trusts maintained by the corporation. As such, he has shared voting and/ or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 1998, these trusts owned a total of 57,403,404 (7.5%) of the outstanding shares of the corporation.

(4) Excluding G. P. Coughlan's shared voting and/or investment power over the shares held by the trusts described in footnote 3, the directors and executive officers as a group together own beneficially less than one percent of the outstanding shares of the corporation.

--------------------------------------------------------------------------------
15

---------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required under the Securities Exchange Act of 1934, the corporation notes the following late filings: one report for W. D. Smithburg, covering a sale of common shares of the corporation, two reports for W. A. Reynolds, each covering a purchase of common shares of the corporation by her husband's individual retirement account, and three reports for W. L. Weiss, each covering a purchase of common shares of the corporation by his wife.

--------------------------------------------------

1998 ABBOTT LABORATORIES PERFORMANCE INCENTIVE PLAN (ITEM NO. 2 ON PROXY CARD)

The board of directors has adopted, subject to ratification by the shareholders, the 1998 Abbott Laboratories Performance Incentive Plan (the "Plan"). The text of the Plan is set forth in Exhibit A to this proxy statement. The board of directors recommends that the shareholders vote FOR ratification of the Plan.

The purpose of the Plan is to attract and retain outstanding individuals as senior officers of the corporation and its subsidiaries and to furnish an incentive to such persons to increase profits by providing them with the opportunity to earn a bonus based on the financial performance of the corporation. Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted by the corporation in any tax year with respect to each of the corporation's five most highly paid executives. However, certain performance-based compensation that has been approved by shareholders is not subject to this deduction limit. The Plan is designed to provide for this type of performance-based compensation and to permit the corporation to take the corresponding tax deduction.

The Plan will be administered by the compensation committee of the board of directors. The committee has sole responsibility for selecting participants, establishing performance objectives, setting award targets, and determining award amounts. It may adopt rules for the administration of the Plan.

Under the Plan, all bonuses are based on consolidated net earnings. The amount of a participant's bonus is determined as follows. First, the Plan establishes a base award allocation. The Plan sets the base award allocation for the Chief Executive Officer at .0015 of the consolidated net earnings of the corporation for the fiscal year; the base award allocation for the Chief Operating Officer at .0010 of consolidated net earnings; and the base award allocation for any other participant at .00075 of consolidated net earnings. Each base award is increased by interest, at prevailing market rates, accrued on bonuses deferred or paid to grantor trusts. The committee then determines the participant's actual bonus. To do this, the committee adjusts the participant's base award allocation. The committee may not award a bonus in excess of the maximum amount determined under the Plan, but may grant a smaller bonus. In determining the amount of a participant's bonus, the committee will consider the participant's individual performance.

The size of the 1998 base award allocations cannot be determined at this time. It is believed, however, that had this Plan been in effect during 1997, the bonuses received by the named officers would not have been any larger than those that are set forth opposite their names in the bonus column of the Summary Compensation Table on page 11.

The board of directors, in its sole discretion and without shareholder approval, may modify, amend, suspend, or terminate the Plan.

--------------------------------------------------

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (ITEM NO. 3 ON PROXY CARD)

The bylaws of the corporation provide that, upon the recommendation of the audit committee, the board of directors shall appoint annually a firm of independent public accountants to serve as auditors and that such appointment shall be submitted for ratification by the shareholders at the Annual Meeting. The board has appointed Arthur Andersen LLP to act as auditors for the current year. This firm has served as auditors of the corporation since 1963. The board of directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as independent public accountants for 1998.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

--------------------------------------------------

SHAREHOLDER PROPOSAL

A shareholder proposal is included in this proxy statement. The corporation is advised that the proposal will be presented for action at the Annual Meeting. The proposed resolution and the statement made in support thereof are presented below. The names and addresses of the shareholders submitting the proposal will be furnished by the corporation to any person requesting such information. The board of directors recommends that you vote AGAINST the proposal.

--------------------------------------------------------------------------------

--------------------------------------------------

SHAREHOLDER PROPOSAL ON THE CERES PRINCIPLES (ITEM NO. 4 ON PROXY CARD)

WHEREAS WE BELIEVE: Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

The Coalition for Environmental Responsible Economics (CERES) - which includes shareholders of this company, public interest representatives, and environmental experts - consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank America, Baxter International, Bethlehem Steel, General Motors, H.B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun (Sunoco), have endorsed these principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune 500 endorsers say that the benefits of working with CERES are public credibility; direct access to major environmental and shareholder organizations, leadership in designing the rapidly advancing standardization of environmental disclosure, and measurable value-added for the company's environmental initiatives;

A Company endorsing the CERES Principles commits to work toward:

           Protection of the      6.         Safe products /
1.                                           services
           biosphere              7.         Environmental
2.         Sustainable natural               restoration
           resource use           8.         Informing the public
3.         Waste reduction and    9.         Management
           disposal                          commitment
4.         Energy conservation    10.        Audits and reports
5.         Risk reduction

[Materials on the CERES principles and CERES Report Form are obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, Tel: 617-451-0927, fax:
617-482-2028].

CERES is distinguished from other initiatives for corporate environmental responsibility by being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

--------------------------------------------------

PROPONENTS' STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL ON THE CERES PRINCIPLES

Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. Furthermore, the number of public pension funds and foundations supporting this resolution increases every year. We believe the CERES Principles exceed the European Community regulation for voluntary participation in verified publicly-reported eco-management and auditing, and that they also exceed the requirements for ISO 14000 certification.

Your vote FOR this resolution will encourage both scrutiny of our Company's environmental policies and reports, and adherence to goals supported by management and shareholders alike. We believe the CERES Principles will protect both your investment and your environment.

--------------------------------------------------

BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL ON THE CERES PRINCIPLES (ITEM NO. 4 ON PROXY CARD)

Your board of directors opposes the shareholder proposal and recommends that you vote AGAINST the proposal.

Abbott is committed to operating its businesses in an environmentally responsible manner. Abbott considers environmental responsibility a priority that helps protect our planet for future generations and that also makes good business sense. To this end, the corporation's written environmental policy requires that all Abbott employees and operations throughout the world comply with applicable environmental laws and regulations. The policy describes the corporation's commitment to implement environmental management practices and programs which help to protect human health and the environment, including continuing efforts to reduce or eliminate waste and the release of pollutants into the environment, to conserve resources, to reuse and recycle materials where feasible at every stage of the product life cycle, and to reduce, eliminate or change the use of materials

--------------------------------------------------------------------------------
17
or practices as appropriate which may adversely affect human health and the environment. The policy also promotes environmental training and education of employees. The corporation's compliance with its environmental policy substantially implements the objectives of the CERES Principles.

Abbott has developed this policy because it represents a sound use of the corporation's resources and is part of the corporation's commitment to being a responsible member of the communities in which we operate. The corporation is committed to continuous improvement in this area.

The corporation files hundreds of environmental reports with federal, state, and local government agencies. Imposing another layer of standards and reports that would be required as a CERES signatory is duplicative and will unnecessarily drive up costs.

For these reasons, the board of directors recommends that you vote AGAINST the proposal.

--------------------------------------------------

DATE FOR RECEIPT OF 1999 SHAREHOLDER PROPOSALS

Shareholder proposals for presentation at the 1999 Annual Meeting must be received by the corporation no later than November 10, 1998 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 1999 meeting.

--------------------------------------------------

PROCEDURE FOR RECOMMENDATION AND NOMINATION OF DIRECTORS AND TRANSACTION OF BUSINESS AT ANNUAL MEETINGS

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and board affairs committee or the secretary of the corporation. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve.

A shareholder may directly nominate persons for director only by complying with the following procedure: the shareholder must submit the names of such persons in writing to the secretary of the corporation not earlier than the October 1 nor later than the February 15 prior to the date of the Annual Meeting. The nominations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation, qualifications, and number of shares of the corporation owned by the nominee and the name, record address, and number of shares of the corporation owned by the shareholder making the nomination.

A shareholder may properly bring business before the Annual Meeting of Shareholders only by complying with the following procedure: the shareholder must submit to the secretary of the corporation, not earlier than the October 1 nor later than the February 15 prior to the date of the Annual Meeting, a written statement describing the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name, record address, and number of shares of the corporation owned by the shareholder making the submission, and a description of any material interest of the shareholder in such business.

--------------------------------------------------------------------------------

GENERAL

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to sign and return their proxy card in the enclosed business reply envelope.

The Annual Meeting will be held at the corporation's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form to assure timely receipt of an admission card.

                                         By order of the board of directors.

                                         JOSE M. DE LASA
                                         SECRETARY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1998 ABBOTT LABORATORIES PERFORMANCE INCENTIVE PLAN                    EXHIBIT A

SECTION 1. ESTABLISHMENT AND PURPOSES

    1.1 ESTABLISHMENT OF THE PLAN. Abbott Laboratories ("Abbott") hereby establishes the "1998 Abbott Laboratories Performance Incentive Plan" (the "Plan"), as set forth in this document.

    Subject to approval by Abbott's shareholders at the 1998 Annual Meeting of the Shareholders, the Plan shall become effective as of January 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 6.1 hereof.

    1.2 PURPOSES OF THE PLAN.  The purposes of the Plan are to:

    (a)Provide flexibility to Abbott in its ability to attract, motivate, and retain the services of participants in the Plan ("Participants") who make significant contributions to Abbott's success and to allow Participants to share in the success of Abbott;

    (b)Optimize the profitability and growth of Abbott through incentives which are consistent with Abbott's goals and which link the performance objectives of Participants to those of Abbott's shareholders; and

    (c)Provide Participants with an incentive for excellence in individual performance.

--------------------------------------------------------------------------------

SECTION 2. ADMINISTRATION

    2.1 GENERAL. The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of Abbott (the "Board").

    2.2 AUTHORITY OF THE COMMITTEE. The Committee will have full authority to administer the Plan, including the authority to interpret and construe any provision of the Plan, and all rules, regulations and interpretations shall be conclusive and binding on all persons. The Committee has sole responsibility for selecting Participants, establishing performance objectives, setting award targets, and determining award amounts.

    2.3 DELEGATION BY THE COMMITTEE. The Committee from time to time may delegate the performance of certain ministerial functions in connection with the Plan, such as the keeping of records, to such person or persons as the Committee may select. The cost of administration of the Plan will be paid by Abbott.

--------------------------------------------------------------------------------

SECTION 3. ELIGIBILITY AND PARTICIPATION

    3.1 ELIGIBILITY AND PARTICIPATION. Eligibility for participation in the Plan shall be limited to senior officers of Abbott and its subsidiaries. Participants in the Plan will be determined annually by the Committee from those senior officers eligible to participate in the Plan.

--------------------------------------------------------------------------------

SECTION 4. PERFORMANCE OBJECTIVES

    4.1 PERFORMANCE OBJECTIVES. The Plan's performance objectives (the "Performance Objectives") shall be determined with reference to Abbott's consolidated net earnings prepared in accordance with generally accepted accounting principles.

    4.2 INDIVIDUAL BASE AWARD ALLOCATION--DEFINED. The base award allocation for the Chief Executive Officer, if a Participant for such fiscal year, shall be
 .0015 of the consolidated net earnings of Abbott for that fiscal year. The base award allocation for the Chief Operating Officer, if a Participant for such fiscal year, shall be .0010 of the consolidated net earnings of Abbott for that fiscal year. The base award allocation for any other Participant shall be .00075 of the consolidated net earnings of Abbott for that fiscal year. Each such base award will be increased by interest, at prevailing market rates, accrued on awards deferred or paid to grantor trusts.

--------------------------------------------------------------------------------

SECTION 5. FINAL AWARDS

    5.1 FINAL AWARD ALLOCATION. As soon as practical after the close of each fiscal year, a Participant's final award allocation will be determined solely on the basis of the Performance Objectives. In determining a Participant's final award allocation, the Committee will have the discretion to reduce but not increase a Participant's base award

--------------------------------------------------------------------------------
allocation (as increased by the last sentence of Section 4.2), provided that a Participant's individual performance will be considered by the Committee in exercising that discretion.

    5.2 PAYMENT OF AWARDS. A Participant's final award allocation will be paid or deferred in the manner and at the time(s) established by the Committee.

--------------------------------------------------------------------------------

SECTION 6. DURATION, AMENDMENT, AND TERMINATION

    6.1 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect until terminated by the Board.

    6.2 AMENDMENT AND TERMINATION. The Board, in its sole discretion, may modify or amend any or all of the provisions of the Plan at any time and, without notice, may suspend or terminate it entirely. However, no such modification may, without the consent of the Participant, reduce the right of a Participant to a payment or distribution to which the Participant is entitled by reason of an outstanding award allocation.

--------------------------------------------------------------------------------

SECTION 7. SUCCESSORS

    7.1 OBLIGATIONS. All obligations of Abbott under the Plan with respect to awards granted hereunder shall be binding on any successor to Abbott, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Abbott.

--------------------------------------------------------------------------------

   [LOGO]
ABBOTT LABORATORIES
100 ABBOTT PARK ROAD
ABBOTT PARK, ILLINOIS 60064-3500 U.S.A.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

MEETING DATE
APRIL 24, 1998

 YOUR VOTE IS IMPORTANT!
 Please sign and promptly return your
 proxy in the enclosed envelope.

  RESERVATION FORM FOR ANNUAL MEETING
  I am a shareholder of Abbott Laboratories and plan to attend the Annual Meeting to be held at the corporation's headquarters, 100 Abbott
  Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County,
  Illinois at 9:00 a.m. on Friday, April 24,
  1998.
  Please send me an admission card.
  Name _________________________________________________________________________
                                   Please Print
  Address ______________________________________________________________________
  City __________________________ State ____ Zip Code __________________________
  Area code and phone number ___________________________________________________
  Please complete and return this form in the business reply envelope provided, if you plan to attend the meeting. If you hold your Abbott shares through a broker, it is suggested that you return this form directly to the corporation (rather than through your broker) to ensure timely receipt of an admission card.

                                     PROXY

                             ABBOTT LABORATORIES

                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 10, 1998 in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 24, 1998 at the corporation's headquarters, and hereby appoints
DUANE L. BURNHAM and JOSE M. DE LASA, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

INSTRUCTIONS: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.


            (IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE.)

                                                           / SEE REVERSE SIDE /

                   PLEASE COMPLETE AND RETURN THE CARD BELOW.
                                DETACH HERE



     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE.

-------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3.
-------------------------------------------------------------------------------
 1. Election of 16 Directors.
    Nominees: K.F. Austen, D.L. Burnham, P.N. Clark, H.L. Fuller,
    T.R. Hodgson, D.A. Jones, D.A.L. Owen, R.L. Parkinson, Jr.,
    B. Powell, Jr., A.B. Rand, W.A. Reynolds, R.S. Roberts, W.D. Smithburg, J.R. Walter, W.L. Weiss, and M.D. White
                   / / FOR       / / WITHHELD
    FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------
 2. Approval of the 1998 Abbott Laboratories Performance Incentive Plan.
                   / / FOR      / / AGAINST      / / ABSTAIN

 3. Ratification of Arthur Andersen LLP as auditors.
                   / / FOR      / / AGAINST      / / ABSTAIN
-------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 4.
-------------------------------------------------------------------------------
 4. Shareholder Proposal - CERES Principles
                   / / For      / / Against      / / Abstain


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /  /

Each joint tenant should sign: executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign.

Please read other side before signing.

Signature:
--------------------------------------------

Date:
--------------------------------------------

Signature:
--------------------------------------------

Date:
--------------------------------------------